UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH		43659
(Address of principal executive offices)		(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 2, 2011, Owens Corning (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the Owens Corning/Fibreboard Asbestos Personal Injury Trust (the “Trust”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (together, the “Underwriters”), pursuant to which the Trust sold to the Underwriters 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $36.90 per share. The closing with respect to the sale of the Shares is expected to occur on May 6, 2011. The Company will not receive any proceeds from the sale of the Shares.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-165008) and the related prospectus supplement and accompanying prospectus. For a complete description of the terms and conditions of the Purchase Agreement, please refer to the Purchase Agreement, which is filed with this report as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of May 2, 2011, between Owens Corning, the Owens Corning/Fibreboard Asbestos Personal Injury Trust, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: May 5, 2011	By:	/s/ John W. Christy
John W. Christy
Vice President, Interim General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of May 2, 2011, between Owens Corning, the Owens Corning/Fibreboard Asbestos Personal Injury Trust, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.